                                                                  EXHIBIT (p)(3)

                           RULE 17J-1 AND RULE 204A-1
             STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS

                                   ADOPTED BY

                      NORTHWESTERN MUTUAL SERIES FUND, INC.
                           MASON STREET ADVISORS, LLC
                              (AS OF JULY 2, 2007)

I.   INTRHODUCTION

     Investment  companies,  investment advisers and their officers,  directors, employees and affiliated  persons face inherent  conflicts of interest when they trade in  securities  for their own  accounts.  They have access to  information about their client's securities  transactions,  which they can exploit for their own benefit.

     Rule 204A-1 under the Investment Advisers Act (the "Advisers Act") and Rule
17j-1  under  the   Investment   Company  Act  (the  "1940  Act")  require  each
SEC-registered  investment adviser and each SEC-registered investment company to adopt  written codes of ethics  containing  provisions  reasonably  necessary to prevent employees and certain other persons from engaging in personal trading in violation of these Rules, and to maintain records, use reasonable diligence, and adopt and implement  procedures as reasonably  necessary to prevent,  detect and correct violations. It is unlawful to engage in personal securities transactions in violation of these Rules, general antifraud rules under the federal and state securities laws and fiduciary duties owed to clients.

     This STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS ("Statement"),
which is designed to ensure that personal securities transactions do not violate applicable law and fiduciary duties, has been adopted by (i) Northwestern Mutual
Series Fund, Inc. (SF), as an SEC-registered investment company (the "Fund") and
(ii) Mason Street Advisors,  LLC (MSA) as an SEC-registered  investment  adviser and as investment adviser to the Fund (all collectively the "Companies").

     This  Statement  applies to Access Persons as defined under Rule 204A-1 and
Rule 17j-1 (see Definitions below).  Access Persons are responsible for reading, understanding and observing the Statement, keeping in mind that the interests of the Fund and other MSA Clients must be placed first even in a circumstance  that is not  covered by a specific  provision.  Access  Persons are  responsible  for reporting  violations of the Statement to Michael  Zielinski,  Chief  Compliance
Officer  for  the   Companies   (the  "CCO").   All  reports  shall  be  treated
confidentially  to the extent  permitted by  applicable  law,  and  investigated promptly and appropriately.  Alternatively, reports may be submitted THROUGH the
Ethics  Resource  Center  of The  Northwestern  Mutual  Life  Insurance  Company
("Northwestern  Mutual") to help ensure  anonymity.  Any retaliation  against an individual  who reports a violation  is  prohibited  and  constitutes  a further violation of the Statement.

     Questions concerning the Statement and requests for further information and related  forms and  procedures  should be directed to Michael  Zielinski (or his designee).

II.  DEFINITIONS

"ACCESS PERSON" under Rule 17j-1 means:

     1.   Each director of MSA and of the Fund (INCLUDING EACH  INDEPENDENT FUND
          DIRECTOR);

     2.   Each officer of MSA and of the Fund;

     3.   Each employee of MSA and of the Fund; and

     4.   Each director, officer, and employee of Northwestern Mutual and of any other company in a control relationship with MSA or the Fund who

          (i)  in connection with his or her regular functions or duties, makes, participates in, or obtains information  regarpurchase or sale of
               Reportable Securities by the Fund; OR

          (ii) whose functions relate to the making of any recommendations  with respect to such purchases or sales.

"ACCESS PERSON" under Rule 204A-1 means:

     1.   Each director of MSA;

     2.   Each officer of MSA;

     3.   Each employee of MSA; and

     4.   The following other individuals:(1)

          (i)  Each person who provides  investment  advice on behalf of MSA and is subject to the supervision and control of MSA; and

          (ii) Each person  occupying  a similar  status or  performing  similar functions to an officer or director of MSA.

"ACCESS  PERSON" may also include any other  persons who the CCO  determines  to treat as Access Persons  because of their status,  the functions they perform or the information they obtain.

"AUTOMATIC  INVESTMENT PLAN" means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan, stock purchase plan,  investments by payroll deduction and pre-set systematic

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(1)  Currently, no such persons have been identified that are not also officers, directors or employees of MSA.

re-balancings,  exchanges,  purchases  and  withdrawals,  but does  NOT  include transactions that override any such program or non-systematic transactions.

"BENEFICIAL  OWNERSHIP"  shall have the same  meaning as under Rule  16a-1(a)(2)
under the  Securities  Exchange Act of 1934 in  determining  whether a person is subject  to  the  provisions  of  Section  16  of  that  Act,  except  that  the determination  of direct or  indirect  Beneficial  Ownership  shall apply to ALL
Reportable Securities which an Access Person has or acquires.

A person has Beneficial Ownership if he or she, directly or indirectly,  through any contract,  arrangement,  understanding, or relationship has or shares in the opportunity,  directly or  indirectly,  to profit or share in any profit derived from a transaction or security. Examples include:

     o    Securities held by members of an Access Person's Immediate Family

     o    Interests in  securities  held in trust,  which are either  beneficial interests or interests representing investment control;

     o    Exercise, conversion or dividend rights; and

     o    A general  partner's  proportionate  interest in portfolio  securities held by a general or limited partnership.

An Access Person shall NOT be deemed to have  Beneficial  Ownership in portfolio securities  held by a  corporation  or  similar  entity  in which he or she owns securities if he or she is not a controlling  shareholder AND he or she does not have or share in investment control over the portfolio. For example,  Beneficial
Ownership  would not exist with respect to an  individual  who is a trustee of a trust,  but  neither  has  investment  discretion  nor  is a  grantor  or  trust beneficiary.

An Access  Person shall not be deemed to  beneficially  own  securities  held by his/her  minor  children  unless  the  Access  Person  or a member of his or her
Immediate Family has the ability to influence, direct or control the investments of his/her minor children.

"CLIENT" has the meaning for MSA as it determines  from time to time  consistent with the  Advisers  Act but, in general,  means any person for whom MSA provides investment advisory services for compensation.

"CONTROL"  shall have the same  meaning as that set forth in section  2(a)(9) of the 1940 Act.

"EXCHANGE TRADED FUNDS ("ETFS")" shall mean a registered investment company that operates pursuant to an order from the SEC exempting it from certain  provisions of the Investment Company Act so that the ETF may issue securities that trade in a  secondary  market.  ETFs  include  those  organized  as  open-end  investment companies and those organized as unit investment trusts.

"HIGH QUALITY  SHORT-TERM DEBT  INSTRUMENT"  shall mean any instrument  having a maturity  at  issuance  of less  than 366 days and  which is rated in one of the highest two rating  categories  by a Nationally  Recognized  Statistical  Rating
Organization, or which is unrated but is of comparable quality.

"IMMEDIATE  FAMILY"  generally means any relative by blood or marriage living in the individual's  household,  any domestic partner or other minor child residing in his  or  her  household  and,  whether  or  not  living  in the  individual's household,  any other relative with respect to whose  investments the individual has influence or control.

"INDEPENDENT  MSA  DIRECTOR"  means  MSA  directors  that  are not  officers  or employees of MSA or officers, directors or employees of any affiliated person of
MSA.

"INDEPENDENT FUND DIRECTOR" means a member of the Board of Directors of the Fund who is not an  "interested  person" as defined in Section  2(a)(19)  of the 1940
Act.

"INITIAL PUBLIC  OFFERING" means a registered  offering under the Securities Act of 1933, where the issuer, immediately before the registration,  was not subject to the reporting  requirements of the Securities Exchange Act of 1934. This term does not include secondary public offerings.

"INVESTMENT PERSON" means an Access Person who makes, or participates in making, decisions  regarding  the purchase or sale of  securities by or on behalf of any
Client and any person who directly  assists in the process.  Investment  Persons include portfolio managers,  assistant  portfolio  managers,  research analysts, traders, and other individuals designated by the CCO.

"LIMITED  OFFERING"  means an offering exempt from  registration  under specific private offering and investor exemptions provided in the Securities Act of 1933.
Such investments are commonly referred to as private placements.

"REPORTABLE  FUND" means any  registered  investment  company under the 1940 Act
(other than a money market fund) for which MSA serves as  investment  adviser or sub-adviser or whose investment adviser or principal  underwriter  Controls MSA, is Controlled  by MSA or is under common  Control with MSA. See Appendix A for a list of such companies.

"REPORTABLE  SECURITIES"  means  the same as the term used in Rule  204A-1,  and includes any common stock,  preferred  stock,  closed end-  investment  company,
Reportable  Fund,  debt  securities,  futures  contracts  and options on futures contracts  relating  to any  stock,  bond or  index,  and any  other  investment contract or other  instrument  that is  considered  a "security"  under  Section
202(a)(18)  of the Advisers  Act.  "Reportable  Securities"  also include  ETFs.
However, the term does NOT INCLUDE the following:

     o    Direct obligations of the U.S. Government;

     o    Bankers' acceptances,  bank certificates of deposit,  commercial paper and High Quality  Short-Term  Debt  Instruments,  including short term municipal bonds and repurchase agreements;

     o    Shares issued by money market funds;

     o    Shares  issued by  open-end  funds  OTHER  THAN  Reportable  Funds and
          ETFs(2); and

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(2)  Transactions  and holdings in shares of  closed-end  investment  companies,
     ETFs and offshore funds are reportable regardless of affiliation.

    o    Shares  issued by unit  investment  trusts  (other than ETFs) that are invested  exclusively in one or more open-end funds, none of which are
          Reportable Funds.

III. PROHIBITED AND LIMITED TRANSACTIONS

     A.   INITIAL PUBLIC OFFERINGS

     Investment  Persons are not permitted to acquire,  directly or  indirectly, securities in an Initial Public Offering.  Securities in such offerings may be purchased or received, however, when an individual has an existing right to do so based on his or her status as an  investor or  similarly  situated party or the security is acquired in connection  with a  reorganization  or otherwise  involves no investment  discretion on the part of the recipient, except in connection  with the exercise of voting or similar  rights.  Such situations must be brought to the attention of the CCO when applicable.

     All other Access Persons (except  Independent  Fund Directors) are required to obtain  approval  from the CCO  before  they  acquire  securities  in an
     Initial  Public  Offering.  Approval  shall be  obtained by  following  the
     Pre-Clearance  Procedures  set forth  elsewhere  in this  Statement,  or as otherwise directed by the CCO.

     B.   LIMITED OFFERINGS

     Access Persons (except  Independent  Fund Directors) are required to obtain approval  from the CCO or his  designee  before they  acquire,  directly or indirectly, securities in a Limited Offering. Approval shall be obtained by
     following  the  Pre-Clearance   Procedures  set  forth  elsewhere  in  this
     Statement, or as otherwise directed by the CCO.

     C.   EXCESSIVE TRADING OF MUTUAL FUND SHARES

     Access Persons are expected to abide by trading  restrictions  imposed by a mutual fund that are  described  in its  prospectus.  Additionally,  Access
     Persons (except  Independent Fund Directors) are required to hold shares of a Reportable Fund (which is defined to exclude money market funds) that are purchased for the lesser of a calendar  month or thirty (30) calendar days, including the date of purchase and date of sale.  This holding  period does not apply to  transactions  effected  pursuant to an  Automatic  Investment
     Plan, but does apply to all  NON-SYSTEMATIC  transactions  such as periodic re-balancing.

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     NOTE: THE FOLLOWING  PROVISIONS D THROUGH F DESCRIBE PROHIBITED  INVESTMENT
     ACTIVITIES,  BUT THEY DO NOT APPLY TO PERSONAL  SECURITIES  TRANSACTIONS OF
     ACCESS  PERSONS THAT ARE EFFECTED  PURSUANT TO  AUTOMATIC  INVESTMENT  PLAN
     (WITH THE EXCEPTION OF THE INITIAL  AUTOMATIC  INVESTMENT PLAN  TRANSACTION
     AND TRANSACTIONS  THAT OVERRIDE ANY SUCH PROGRAM).  ADDITIONALLY,  PERSONAL
     SECURITIES  TRANSACTIONS  OF ACCESS PERSONS ARE NOT IMPLICATED  UNDER THESE
     PROVISIONS IF THE FUND OR OTHER CLIENT  TRANSACTION IN QUESTION IS EFFECTED
     IN RESPONSE TO  PROGRAMMED  TRADING  DESIGNED,  FOR  EXAMPLE,  TO ALIGN THE
     FUND'S OR OTHER CLIENT'S  INVESTMENT  PORTFOLIO  WITH THE  PERFORMANCE OF A
     MARKET  INDEX.  ACCESS  PERSONS  ARE  REMINDED,   HOWEVER,  THAT  OBTAINING
     PRE-CLEARANCE  FOR A TRANSACTION  AS REQUIRED UNDER THIS STATEMENT DOES NOT
     RELIEVE THEM FROM

     CONDUCTING THEIR PERSONAL  SECURITIES  TRANSACTIONS IN FULL COMPLIANCE WITH
     THE PROVISIONS OF THIS STATEMENT AND APPLICABLE LAW,  INCLUDING  COMPLIANCE
     WITH THE PROHIBITIONS ON THE FOLLOWING INVESTMENT ACTIVITIES.

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     D.   FRONT-RUNNING

     The  term  "front-run"   means  knowingly  trading  before  a  contemplated
     transaction by a Client,  whether or not the Access  Person's trade and the
     Client's trade take place in the same market in order to take advantage of, or avoid  changes in, market prices  effected by Client  transactions  in a
     Reportable Security. An Access Person is prohibited from front-running.

     E.   SCALPING

     An  Access  Person is  prohibited  from  purchasing  (or  selling  short) a
     Reportable  Security (or its  economic  equivalent)  with the  intention of recommending  that the security be purchased (or sold) for a Client for the purpose  of  supporting  or  increasing  (or  protecting)  the price of the security for the benefit of the Access  Person,  rather than the benefit of the Client. This activity,  referred to as "scalping" is prohibited whether or not an Access Person realizes a profit from the subject transaction.

     F.   BLACKOUT PERIODS

     An  Access  Person  is  prohibited  from  engaging  in a  transaction  in a
     Reportable  Security  which such  person  knows or should have known at the time there to be pending,  on behalf of any Client, a "buy" or "sell" order in that same  security.  The  existence of recent Client trades and pending orders will be checked as part of the  Pre-Clearance  Process  described in
     Section V. hereof, and pre-clearance may be denied if the CCO determines it is inconsistent with the best interests of any Client.

     G.   LIMIT ORDERS.

     Access  Persons that are subject to the  pre-clearance  provisions  of this
     Statement  generally should avoid placing "good until cancelled"  orders or any limit  orders  other than a  "same-day"  limit  order.  Such orders are difficult to pre-clear and can cause inadvertent pre-clearance violations.

     H.   INSIDER TRADING

     Access Persons are reminded that they are prohibited  from trading,  either personally  or for the accounts of the Fund or other  Clients,  on material non-public  information or communicating material non-public information to others in violation of the law. Access Persons are responsible for ensuring they are in compliance  with any insider  trading  policies and  procedures that may be applicable to them, including MSA's Policy Statement on Insider
     Trading and Northwestern Mutual's Guidelines for Business Conduct.

     I.   HEDGE FUNDS, INVESTMENT CLUBS AND PARTNERSHIPS

     Access Persons  (except  Independent  Fund  Directors) are not permitted to participate in hedge funds, investment clubs, partnerships or other similar investment  vehicles  unless  approved in advance by the CCO (or his or her designee).  Any approval will be  conditioned  upon the person  providing a written  certification that he or she does not and will not have any direct or  indirect  influence  or  control  over  trading  for such  vehicle,  or alternatively,  subjecting  all the  underlying  securities  trading in the vehicle to the  Statement,  including  the  Statement's  pre-clearance  and reporting requirements.

IV.  REPORTING REQUIREMENTS

     A.   EXEMPTIONS

          1.   NON-INFLUENCE   AND   NON-CONTROL    ACCOUNTS.    The   reporting
               requirements   of  this  Section  do  not  apply  to   Reportable
               Securities  held in an account  over which an  individual  has no direct or indirect influence or control.  Individuals  wishing to exempt  accounts  over  which  they have no  direct  or  indirect influence or control must obtain  advance  approval from the CCO.
               Any approval will be  conditioned  upon  providing an initial and annual  written  certification  that he or she  does not have any direct or indirect influence or control over the account.

          2.   INDEPENDENT  FUND DIRECTORS.  Unless  otherwise  requested by the
               CCO, Independent Fund Directors are not required to file Holdings
               Reports or  Transaction  Reports unless he or she knew or, in the ordinary  course of fulfilling his or her official  duties as the
               Fund  director  should have known that  during the 15-day  period immediately  before  or after  the  director's  transaction  in a
               Reportable  Security,  the Fund  purchased or sold the Reportable
               Security,  or the  Fund  or  its  investment  adviser  considered purchasing or selling the Reportable Security.

     B.   ACKNOWLEDGEMENT OF RECEIPT FORM; ANNUAL CERTIFICATION

     Upon  commencement  of becoming an Access  Person and annually  thereafter, each Access  Person is required to sign and submit a written  certification acknowledging  (i)  receipt  of  a  copy  of  this  Statement;  (ii)  their compliance  with the Statement  since becoming an Access Person;  and (iii)
     their agreement to comply with the Statement for as long as they are deemed to be an Access Person. Access Persons are also required to sign and submit a form acknowledging receipt of a copy of any amendments to the Statement.

     C.   HOLDINGS REPORTS

     Each  Access  Person  is  required  to  submit a report  of all  Reportable
     Securities he or she directly or indirectly holds Beneficial  Ownership (i)
     NO LATER THAN (10) days after  becoming an Access  Person and (ii) at least once  each  12-month  period  thereafter  on a date  selected  by the  CCO.
     Holdings  information  must be  current  as of a date NO MORE  THAN 45 days prior to the date the  individual  becomes an Access Person for the initial report,  and NO MORE THAN 45 days prior to the date each subsequent  annual report is submitted.  Holdings in the Northwestern  Mutual 401(k) Plan, and
     in  the  Northwestern  Mutual  Series  Fund,  Inc.  that  are  effected  in connection with variable life and variable  annuity  transactions,  are not required  to be  reported  to the extent the Access  Person has  authorized
     Northwestern Mutual to release such holdings information to the CCO.(3)

     D.   TRANSACTION REPORTS

     1.  GENERAL.  Within 30 days after the end of each calendar  quarter,  each
     Access  Person  is  required  to  report  all  transactions  in  Reportable
     Securities  during  the  quarter.(4)  This  includes   transaction  in  all
     Reportable  Securities,  including  those exempt from  pre-clearance  under
     Section V.B.1 and V.B.2, but excluding  transactions  effected under an AIP
     (other than the initial AIP transaction and transactions  that override any such program. Access persons are required to provide the reports to the CCO
     (or his or her  designee)  in  such  form  and  manner  as he or she  shall instruct.

     2. BROKERAGE  CONFIRMS AND STATEMENTS.  MSA will seek to receive  duplicate trade  confirmations and quarterly  statements  directly from those brokers identified to MSA by the Access person pursuant to paragraph 5 below within
     30  days  from  the end of  each  calendar  quarter.  If  MSA's  compliance department is unable to obtain duplicate  confirms and statements  directly from the brokers, or if such confirms and statements do not contain all the information required to be reported by the Access Person, the Access Person will be required  to provide  this  information  to MSA's CCO or his or her designee.

     3.  NORTHWESTERN  MUTUAL  401(K) PLAN AND VARIABLE  PRODUCTS.  Transactions
     pursuant to Northwestern Mutual's 401(k) Plan and transaction involving the investment  options  underlying  Northwestern  Mutual's  variable  products
     (including those mutual funds identified on Appendix A) must be reported by the Access Person within 30 days after the end of each quarter.  The Access
     Person  may  authorize   Northwestern   Mutual  to  provide  the  necessary
     information  directly  to  MSA  in  satisfaction  of  the  Access  person's reporting  obligations.(5)  However,  if  he  or  she  does  not  authorize
     Northwestern  Mutual to provide the  transaction  information  , the Access
     Person remains responsible for reporting.

     4. OTHER TRANSACTIONS.  All other transaction in Reportable Securities must be reported by the Access  Person.  These may include,  but are not limited to,  transaction in retirement

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(3)  Northwestern  Mutual  401(k) plan and  variable  product  transactions  are reported to and  maintained  by  Northwestern  Mutual.  Access  Persons may authorize  Northwestern  Mutual to provide  the  required  transaction  and holdings  information in lieu of providing it directly.  The  authorization may be revoked at any time by the Access Person.

(4)  The report must include the date of the  transaction,  the title,  interest rate and  maturity  date (if  applicable),  the  number of  shares  and the principal amount of each Reportable  Security  involved,  the nature of the
     transaction  ,k  the  price  of  the  Reportable   Security  at  which  the
     transaction was effected,  and the name of the broker,  dealer or bank with or through which the transaction  was effected,  and the date the report is submitted by the Access Person.

(5)  Northwestern  Mutual  401(k) plan and  variable  product  transactions  are reported to and  maintained  by  Northwestern  Mutual.  Access  Persons may authorize  Northwestern  Mutual to provide  the  required  transaction  and holdings  information in lieu of providing it directly.  The  authorization may be revoked at any time by the Access Person.

     accounts  at  former  employers  of  the  Access  Person,  transactions  in retirement  accounts  at an existing  or former  employer  of an  immediate family member of the Access Person.

     5. BROKERAGE ACCOUNT REPORTING REQUIREMENTS.  Within 10 days after becoming an Access Person,  each Access Person (except  independent  Fund directors)
     must  report all  brokerage  accounts in which any  securities  are held or pursuant to which  transaction  may be effected  for the direct or indirect
     benefit  of  the  Access  Person.  In  addition,   Access  Persons  (except
     independent  Fund directors)  must report,  within 30 days after the end of each calendar quarter,  any new accounts  established during the quarter in which any  securities  were held  during  the  quarter  (or were  otherwise established) for the direct or indirect  benefit of the Access Person.  The report must  include the name of the broker,  dealer or bank,  the date the account was established, and the date the report is submitted by the Access
     Person.

V.   ACCESS PERSON PRE-CLEARANCE REQUIREMENTS

Independent  Fund  Directors  are exempt  from all  pre-clearance  requirements.
Independent MSA Directors must pre-clear  transactions  in Limited  Offerings or
Initial  Public  Offerings;  however,  such  persons  are exempt  from all other pre-clearance requirements. ALL OTHER ACCESS PERSONS MUST PRE-CLEAR TRANSACTIONS
IN ALL  REPORTABLE  SECURITIES,  except  for  those  exempt  from  pre-clearance identified below.

     A.   PRE-CLEARANCE PROCESS
     Access  Persons are  required to  pre-clear a  transaction  by entering the transaction  into  the  Protegent  PTA  ("PTA")  system  available  on  the internet.  The  pre-clearance  request will identify  Limited  Offerings or
     Initial  Public  Offerings and such requests will be routed to MSA's CCO or his or her designee for his  approval.  Access  Persons will be notified by the PTA system when approval has been granted.

     B.   REPORTABLE SECURITIES AND TRANSACTIONS EXEMPT FROM PRE-CLEARANCE
     The following  Reportable  Securities and  Transactions are exempt from the pre-clearance requirements of this Section. (These transactions continue to be subject to the restrictions set forth in this Statement, including those enumerated in Section III.)

          1.   REPORTABLE FUNDS.  Transactions in Reportable Funds. A listing of such funds will be maintained on the Attached Appendix A.

          2.   REPORTABLE SECURITIES EXEMPTED FROM PRE-CLEARANCE BY THE CCO.

               o    TRANSACTIONS  OF 500  SHARES  OR  LESS IN A  COMPANY  WITH A
                    MARKET CAP OF $5 BILLION OR GREATER.  (THIS  EXEMPTION  WILL
                    NOT APPLY TO MSA'S  LARGE CAP TEAM,  MID-CAP  TEAM OR EQUITY
                    TRADING   DEPARTMENT.   SUCH   TRANSACTIONS   STILL  REQUIRE
                    PRE-CLEARANCE.)

               o    TRANSACTIONS  IN  MUNICIPAL   SECURITIES,   PROVIDING  THESE
                    SECURITIES ARE NO LONGER TRADED FOR MSA'S CLIENTS.

               o    REPORTABLE SECURITIES WHOSE VALUE IS BASED UPON THE VALUE OR
                    CHANGES IN VALUE OF A BROAD-BASED  MARKET INDEX  (DEFINED AS
                    AN INDEX CONSISTING OF 100 OR MORE UNDERLYING SECURITIES) OR
                    WHOSE VALUE IS BASED UPON THE VALUE OF A COMMODITY.

               o    MSA'S CCO OR HIS OR HER DESIGNEE MAY GRANT AN EXEMPTION FROM
                    PRE-CLEARANCE FOR CERTAIN REPORTABLE SECURITIES IF HE OR SHE
                    DETERMINES THAT MSA CLIENT TRANSACTIONS WOULD BE UNLIKELY TO
                    HAVE  ANY  MATERIAL  IMPACT  ON  THE  MARKET  PRICE  OF  THE
                    REPORTABLE SECURITY.

          3.  NON-VOLITIONAL   TRANSACTIONS.   Reportable  Securities  that  are
          acquired or disposed of without the Access  Person's  discretion as to time or amount including, for example, (i) securities acquired through stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate  reorganizations  generally  involving all holders of the same class of securities,  (ii) an involuntary  sale as the result of a company exercising a call provision on its outstanding debt,  and (iii)  assignments  of options or  exercises  of options at expiration,  and (iv) exercises of in-the-money  options by the Access
          Person's brokerage firm on the day prior to expiration.

          4.  DIVIDEND  REINVESTMENTS,   RIGHTS  ISSUANCES  AND  SIMILAR  PLANS.
          Acquisitions  of  securities  through  stock  dividends  and  dividend reinvestment  plans ("DRIPs") and stock acquired  through the exercise of rights that are issued pro rata to all holders of the same class of securities.

          5. EMPLOYER  STOCK OPTION PLANS.  Transactions  involving the exercise and/or  purchase of  securities  pursuant to an employer  stock option plan. Such plans may be applicable to persons subject to the Statement because the Access Person has  Beneficial  Ownership of their account.
          The sale of securities received from such plans must be pre-cleared.

          6. TENDER OFFERS FOR ALL SHARES.  Transactions pursuant to a bona fide tender  offer  made  for any and all  outstanding  securities  held by holders of the same class of  securities.  HOWEVER,  tender offers for less than all outstanding securities of a class must be pre-cleared.

          7. NON-INFLUENCE AND NON-CONTROL  ACCOUNTS.  Transactions  effected in
          Reportable  Securities held in an account over which an individual has no direct or indirect  influence  or control.  Individuals  wishing to exempt  accounts over which they have no direct or indirect  influence or control  must obtain  advance  approval  from the CCO. Any approval will be  conditioned  upon  providing  an initial  and annual  written certification  that he or she does not have  any  direct  or  indirect influence or control over the account.

          8.  Charitable  Donations of Reportable  Securities.  Transactions  in
          Reportable Securities that are gifted to charitable  organizations are exempt from all trading restrictions, subject to CCO approval.

          9. ETFs. Transactions in ETFs.

                                       10

C.   PRE-CLEARANCE STANDARDS.

     1.  GENERAL.  Trades will only be  pre-cleared  if it is  determined  that, considering  all of the facts and  circumstances,  the  transaction  is not inconsistent with the provisions of this Statement.  Pre-clearance requests must be  submitted  on such form and in such manner as the CCO shall direct and shall be reviewed  against  recent and pending  executed  transactions, open orders and current investment recommendations for Clients.

     No  individual  authorized  to  pre-clear   transactions  may  pre-clear  a
     transaction  involving  a  Reportable  Security  in  which  he or  she  has
     Beneficial Ownership.

     2. COMPLIANCE WITH INSIDER TRADING POLICIES.  In connection with requesting pre-clearance  of a personal  securities  transaction,  Access  Persons are
     reminded  of  their   obligation  to  adhere  to  applicable   Company  and
     Northwestern  Mutual  policies  with  respect to  material  and  non-public information.

     3. DUTIES OF  INVESTMENT  PERSONS.  A security  shall be  considered  to be recommended  when a buy or sell  recommendation  is  made by an  Investment
     Person for a  Client's  account,  or such  recommendation  is under  active consideration by an Investment Person. An Investment Person may not fail to make a  recommendation  to a Client  in order  to avoid  limitations  on or conflicts with regard to his or her personal securities transactions.

     4. SEVEN-DAY  BLACKOUT PERIOD.  Clearance will not usually be given for any personal  transaction  in a  Reportable  Security  that is  proposed  to be effected  during the seven  calendar day period after either an  investment recommendation  is made for a  Client's  account  with  respect to the same security (or  securities  convertible  into the  security) or a buy or sell order for a Client's account is executed or while a Client order is pending for that security (or securities convertible into the security) ("Seven-Day
     Blackout  Period").  HOWEVER,  pre-clearance  may be granted to sell such a security  during the Seven-Day  Blackout  Period  provided the security has been disposed of first for all Clients  intending to sell such  securities.
     Additionally,  Client  trades  executed  within seven days after a personal transaction is effected will be subject to review, and the CCO reserves the right to take any action with respect to such personal transactions that he determines  appropriate  to  help  ensure  that  Client  interests  are not undermined  by  the  personal  investment  activities  of  Access  Persons, including the actions discussed in Section VI.F. of this Statement.

     The Seven-Day Blackout Period shall not apply:

          (i) If the Access Person's  transactions  amount to 500 shares OR LESS
          (or  equivalent  derivatives)  in the common stock of a company with a market  capitalization  of $5  billion  OR  MORE  at the  time  of the
          transaction.   These  diminimus   transactions   are  subject  to  the
          limitations  in Section  III above

                                       11

          (including  the  black-out  period  specified  there),  are subject to reporting in accordance with Section IV above,  and may be exempt from pre-clearance  for many Access Persons as provided in Section  V(b)(2)
          above.  IN ADDITION,  ACCESS  PERSONS ARE  REMINDED  THAT THEY MAY NOT
          KNOWINGLY  TRADE  PARALLEL  TO OR  AGAINST  A CLIENT  IN A  REPORTABLE
          SECURITY AT ANY TIME OR IN ANY AMOUNT.

          (ii) To  transactions  in Client accounts that are effected by a third party  adviser  (or  sub-adviser)  of which an  Access  Person  has no knowledge.

          (iii) To transactions in Client accounts that are effected in response to  programmed  trading  designed,  for  example,  to align a Client's investment portfolio with the performance of a market index.

     5. APPROVAL PERIOD.  Generally,  a pre-clearance is good until the close of the business/trading day following the day clearance is granted;  provided, however,  the CCO or his designee may shorten or rescind any approval if he or she determines it is appropriate to do so. IT IS NECESSARY TO RE-REQUEST
     PRE-CLEARANCE  FOR  TRANSACTIONS  THAT ARE NOT EXECUTED WITHIN THE APPROVAL
     PERIOD.

VI.  ADMINISTRATION, RECORDKEEPING AND ENFORCEMENT

     A.   COMPLIANCE TRAINING PROGRAM AND SUPERVISORY PROCEDURES
     MSA's CCO is  responsible  for  developing  a compliance  training  program designed to ensure that all  personnel who are subject to the Statement are furnished  a copy of the  Statement  and  have  read and  understand  their responsibilities  under  it. In  addition,  MSA's  CCO is  responsible  for developing  written compliance  supervisory  procedures that are reasonably designed to prevent, detect and correct violations of the Statement.  MSA's
     CCO is also  responsible for ensuring that the compliance  training program and  procedures  are kept  current and  personnel  are informed of material changes and re-trained as needed.

     All individuals subject to the Statement are required to participate in all compliance  training  programs that MSA's CCO  determines are mandatory for them to attend.

     B.   APPROVAL AND ANNUAL REVIEW OF STATEMENT
     Adoption of the Statement by each of the  Companies  shall be in accordance with their bylaws and other governing instruments.  In addition, the Fund's board of directors, including a majority of the Independent Fund Directors, must approve,  in accordance  with the provisions of Rule 17j-1 of the 1940
     Act, this Statement, any material changes to the Statement and policies and procedures  reasonably  designed  to enforce  its  provisions  and  prevent violations,  all as they relate to the Fund's and to MSA in its capacity as the Fund's  investment  adviser.  The CCO or his designee shall review,  at least annually,  the adequacy of the Statement and the effectiveness of its implementation.

                                       12

     C.   INTERPRETATIONS AND WAIVERS
     As to each Company,  the Chief Compliance  Officer, to the extent he or she is  vested  individually  or  jointly  with the  necessary  discretion  and authority,  may  interpret  issues  and  waive or  except  compliance  with provisions  of the  Statement if he or she finds that such  interpretation, waiver or exception (i) is necessary to alleviate undue  hardship,  in view of unforeseen circumstance, or is otherwise appropriate under the facts and circumstances; (ii) is not inconsistent with the purposes and objectives of the  Statement;  (iii)  will not  adversely  affect  the  interests  of any
     Clients,  the Companies or their affiliates;  and (iv) will not result in a transaction or conduct that would violate  applicable  law,  regulations or fiduciary principles.  Any waiver,  exception or interpretation shall be in writing stating the basis therefore, and shall be maintained with the books and records of the Company.

     D.   REPORTING TO FUND BOARD AND SENIOR MANAGEMENT; ANNUAL CERTIFICATION
     Consistent  with the  provisions  of Rule 17j-1 of the 1940 Act,  the Chief
     Compliance  Officers  of the Fund  and MSA in its  capacity  as the  Fund's investment adviser,  shall provide a written report, at least annually,  to the Fund's board of directors  that  describes any issues arising under the
     Statement as it applies to the entity and any related  procedures since the last such report including,  but not limited to, information about material violations and sanctions  imposed in response  thereto,  and any waivers or exceptions  during the reporting period of provisions of the Statement that might be considered important by the board. Similar reporting shall be made by MSA's Chief Compliance Officer to MSA senior management.

     In addition,  the Chief  Compliance  Officer of the Fund and MSA shall also certify  annually  in  writing  that  the  entity  has  adopted  procedures
     reasonably   necessary  to  prevent   Access  Persons  from  violating  the
     Statement.

     E.   REPORTING OF VIOLATIONS OF THE STATEMENT
     Access Persons  subject to the Statement are required to report promptly to the  CCO  violations  of the  Statement,  including,  but not  limited  to, pre-clearance  and  reporting  violations.  All  reports  shall be  treated confidentially  to the extent permitted by applicable law, and investigated promptly and appropriately. Alternatively, reports may be submitted THROUGH the Ethics Resource Center of Northwestern Mutual to help ensure anonymity.
     This is in addition to any reporting  obligations  that Access  Persons may have under other policies or any voluntary  reporting of information to the
     Ethics Resource Center. Any retaliation against an individual who reports a violation  is  prohibited  and  constitutes  a  further  violation  of  the
     Statement.

     F.   VIOLATIONS OF THE STATEMENT
     Compliance  with the Statement is a condition of employment for each Access
     Person,  and any  violation  of the  Statement  may result in  disciplinary action  including,  but not  limited  to  warnings,  fines,  disgorgements, suspensions,  demotions, and termination of employment or other association with a Company or any of its  affiliates.  In addition to these  sanctions, violations may result in referral to civil or criminal authorities.

                                       13

     If a violation or potential  violation  of the  Statement by an  individual comes to the attention of the CCO, he shall be required to investigate  the matter,  which may include a meeting with the  individual,  if appropriate.
     Upon  completion  of the  investigation,  the CCO may confer with others if appropriate  or  required  in order to  determine  whether and what type of remedial action should be taken. If disgorgement is required as a result of a  violation,  the  proceeds  shall be donated to the  Northwestern  Mutual
     Foundation,  unless  the  violation  resulted  from  personal  trades  that directly conflicted with those of Clients, in which case the proceeds shall be paid directly to such Clients.

     G.   RECORDKEEPING.

          1.  RECORDS  UNDER THE  ADVISERS  ACT.  The CCO shall  ensure that the following records pertaining to the Statement are maintained.

               o    A copy of the Statement and any amendments thereto;

               o    A record of any identified  violation of the Statement,  and of any action taken as a result of the violation;

               o    A record of all written  acknowledgements  of receipt of the
                    Statement and amendments thereto from each individual who is currently, or within the past five years was, subject to the
                    Statement;

               o    Holdings and transactions reports made hereunder,  including any brokerage  confirmation  and account  statements made in lieu of such reports;

               o    A list of the names of  individuals  who are  currently,  or within the past five years were, Access Persons;

               o    A list of the names of  individuals  who are  currently,  or within the past five years were, Investment Persons;

               o    A  record  of  any  decision  and  supporting   reasons  for
                    approving the acquisition of securities by Access Persons in
                    Limited  Offerings  and  Initial  Public  Offerings  (if not
                    prohibited)  for at least  five  years  after the end of the fiscal year in which approval was granted; and

               o    A record of any decision that grants an  individual  subject to the  Statement a waiver from or  exception  to any of its provisions.

          2. RULE 17J-1 RECORDS.  The Fund and MSA, as investment adviser to the
          Fund, shall also maintain:

               o    A  record  of  persons   responsible  for  reviewing  Access
                    Persons'  reports  currently  or during the past five years;
                    and

               o    A copy of reports  provided to the Fund's board of directors pursuant to Rules 17j-1 and 38a-1 of the 1940 Act.

          3.  RETENTION  PERIOD.  Copies of the  Statement  (and any  amendments thereto)  must be kept for five  years  after  the last date it was in effect.  Copies of receipt  acknowledgements  of the Statement must be kept for five years after the date the signers  cease being subject to the Statement.  Lists of Access Persons and

                                       14

          Investment  Persons  must be kept for five years,  even if some of the individuals listed are no longer classified as such. Each other record shall be maintained  for a period of not less than five years from the end of the fiscal  year  during  which the last entry was made on such record.  All records shall be preserved in an easily  accessible place and for the first two years shall be kept in an appropriate  office of the Company designated by the CCO.

     H.   CONFIDENTIALITY
     All  procedures,  reports and  records  monitored,  prepared or  maintained pursuant to the Statement shall be considered confidential and proprietary, and shall be maintained and protected accordingly.

     I.   FILING OF FORMS AND REPORTS
     Except as required by law,  any form or report  required by a Company to be signed and in writing may be submitted by e-mail or other  electronic  form approved by the CCO.

     J.   USE
     The  Statement is solely for internal use by the  Companies and neither the
     Statement or any forms,  reports or other  records  created  hereunder  (i)
     constitute an admission,  by or on behalf of any  individual or any Company or its affiliates,  as to any fact, circumstance or legal conclusion;  (ii)
     evidence,  describe or define any  relationship of control between or among any persons; (iii) form the basis for describing or defining any conduct by an  individual  or Company or its  affiliates  that  should  result in such person  being  liable to any other  person,  except  insofar  as conduct in violation of the Statement is sufficient  cause for any sanction  hereunder up to and including termination of employment or any other association with a Company or its affiliates.

                                       15

                                                                      APPENDIX A

                       AMERICAN CENTURY MUTUAL FUNDS, INC.

American Century-Mason Street Small Cap Growth Fund
American Century-Mason Street Mid Cap Growth Fund

                        AMERICAN CENTURY INVESTMENT TRUST

American Century-Mason Street High Yield Bond Fund
American Century-Mason Street Select Bond Fund

                               WISCONSIN 529 PLAN

The Wisconsin  529 Plan  includes the American  Century - Mason Street Small Cap
Growth Fund and should be reported.

                      NORTHWESTERN MUTUAL SERIES FUND, INC.

Small Cap Growth Stock Portfolio
T. Rowe Price Small Cap Value Portfolio
Mid Cap Growth Stock Portfolio
International Growth Portfolio
Franklin Templeton International Equity Portfolio
MFS(R) Research International Core Portfolio
MFS(R) Emerging Markets Equity Portfolio
AllianceBernstein Mid Cap Value Portfolio
American Century Large Company Value Portfolio
Index 400 Stock Portfolio
Janus Capital Appreciation Portfolio
Growth Stock Portfolio
Large Cap Core Stock Portfolio
Capital Guardian Domestic Equity Portfolio
T. Rowe Price Equity Income Portfolio
Index 500 Stock Portfolio
Index 600 Stock Portfolio
Asset Allocation Portfolio
Balanced Portfolio
High Yield Bond Portfolio
Select Bond Portfolio
Short-Term Bond Portfolio
PIMCO Long-Term U.S. Government Bond Portfolio
American Century Inflation Protection Portfolio
PIMCO Multi-Sector Bond Portfolio
Money Market Portfolio

                                       16

                         FIDELITY VIP MID CAP PORTFOLIO

Fidelity(R) VIP Mid Cap Portfolio
Fidelity(R) VIP Contrafund(R)  Portfolio

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

Socially Responsive Portfolio

                      RUSSELL INVESTMENT FUNDS (RIF FUNDS)

FUND                                        CUSIP#

RUSSELL INVESTMENT FUNDS:
Multi-Style Equity                       782491104
Aggressive Equity                        782491203
Non-US                                   782491302
Real Estate Securities                   782491609
Core Bond                                782491401

   RUSSELL INVESTMENT FUNDS - LIFEPOINTS(R) VARIABLE TARGET PORTFOLIO SERIES:

LifePoints(R) Moderate Strategy Fund
LifePoints(R) Balanced Strategy Fund
LifePoints(R) Growth Strategy Fund
LifePoints(R) Equity Growth Strategy FunD

                  FRANK RUSSELL INVESTMENT COMPANY (RIC FUNDS)

FUND                                        CUSIP#               NASDAQ CODE

RUSSELL FUNDS:
Diversified Equity                          782493803                  RDESX
Real Estate Securities                      782493761                  RRESX
Special Growth                              782493886                  RSPSX
Equity Income (Closed 10/24/03)             782493878                  REQSX
Diversified Bond                            782493860                  RDBSX
International Securities                    782493845                  RISSX
Multistrategy Bond                          782493753                  RMSSX
Tax Exempt Bond                             782493837                  RLVSX
Quantitative Equity                         782493795                  RQESX
Short Duration Bond                         782493506                  RFBSX
Emerging Markets                            782493746                  REMSX
Tax-Managed Large Cap                       782493720                  RETSX
Tax-Managed Mid & Small Cap                 782478507                  RTSCX
Select Value                                782478762                  RSVSX

                                       17

Select Growth                               782478812                  RSGSX
Global Equity                               782478119                  RGESX

OTHER FUNDS
Russell Multi-Mgr Principal Protected       782478697                  RMPAX

LIFEPOINTS(R) FUNDS
Aggressive Strategy                         782493597                  RALDX
Balanced Strategy                           782493589                  RBLDX
Moderate Strategy                           782493571                  RMLDX
Conservative Strategy                       782493563                  RCLDX
Equity Aggressive Strategy                  782493555                  RELDX
2010 Strategy                               782478580                  RJLDX
2020 Strategy                               782478556                  RLLDX
2030 Strategy                               782478523                  RRLDX
2040 Strategy                               782478481                  RXLDX

INSTITUTIONAL FUNDS
Equity I                                    782493100                  REASX
Equity II                                   782493209                  REBSX
Equity III (Closed 10/24/03)                782493308                  RECSX
Fixed Income I                              782493407                  RFASX
International                               782493605                  RINSX
Fixed Income III                            782493738                  RFCSX
Equity Q                                    782493811                  REDSX

MONEY MARKET FUNDS
Money Market                                782493704                  RMMXX
U.S. Govt. Money Market                     782493829                  RGVXX
Tax Free Money Market                       782493779                  RTSXX

OTHER FUND OF FUNDS
Tax Managed Global Equity                   782478705                  RTGCX

                                      CEBFT
                                   FRTC FUNDS

FUND                                                                CUSIP
Russell Equity I Fund                                               352995963
Russell Equity II Fund                                              35299F912
Russell Small Cap Fund                                              35299E931
Russell Small Cap II Fund                                           35299Y945
Russell 1000(R) Fund                                                352998959
Russell 1000(R) Index Fund Series I                                 352998926
Russell Tactical Asset Allocation Fund                              352999999
Russell Value Fund (Closed 9/30/02)                                 352999965
Russell Growth Fund                                                 352997944

                                       18

Russell Fixed Income I Fund                                         35299G993
Russell Fixed Income II Fund                                        352997985
Russell All International Markets Fund                              35299A970
Russell International Fund                                          352998991
Russell Emerging Markets Fund                                       352994917
Russell Investment Contract Fund                                    35299D990
Russell Capital Contract Fund                                       35299B945
Russell Aggressive Balanced Fund                                    352999924
Russell Balanced Income Fund                                        35299B978
Russell Domestic Conservative Balanced Fund                         35299B911
Russell Domestic Diversified Fund (Closed 01/12/04)                 35299B937
Russell Domestic Moderate Balanced Fund                             35299C950
Russell Global Aggressive Balanced Fund                             35299C927
Russell Global Equity Fund                                          35299F953
Russell Global Balanced Fund                                        35299D925
Russell Securities Lending Short-Term Investment Fund               861998912
Russell Short-Term Investment Fund                                  3529909N7
Russell Real Estate Equity Fund                                     35299D958
Russell Real Estate Securities Fund                                 35299S922
Russell Multi-Manager Bond Fund                                     64499W954
Russell Quantitative Bond Fund                                      94499W962
Russell Large Cap Equity Index Fund                                 352998918
Russell Large Cap Equity Index Fund Series I                        35299E964
Russell Large Cap Structured Equity Fund                            79099S922
Russell Developing Managers Fund                                    35299Z983
Russell Concentrated Equity Fund                                    77999G915
Russell Long Duration Fixed Income Fund                             782797914
Russell Long Duration Fixed Income Fund                             782797914
Russell US Value Fund                                               35399D981

                             RUSSELL GROUP OF FUNDS

RUSSELL GROUP OF FUNDS:
Russell Canadian Equity Fund
Russell Canadian Fixed Income Fund
Russell US Equity Fund
Russell Overseas Equity Fund
Russell Global Equity Fund

LIFEPOINTS FUNDS:

LifePoints Long Term Growth Portfolio  (formerly LifePoints Opportunity Fund)
LifePoints Balanced Growth Portfolio (formerly LifePoints Progress Fund)
LifePoints Balanced Income Portfolio (formerly LifePoints Achievement Fund)
LifePoints Global Equity Fund (formerly Russell Global Equity Fund) (Closed 11/29/02)
LifePoints All Equity Portfolio
LifePoints All Equity RSP Portfolio

                                       19

                                      FRTC
                               COMMON TRUST FUNDS

FUND                                                               CUSIP
Russell Common Trust Large Cap Structured Equity Fund              79399Q931
Russell Common Trust Small Cap Equity Fund                         79399Q972
Russell Common Trust Value Equity Fund                             79399Q964
Russell Common Trust Growth Equity Fund                            79399Q915
Russell Common Trust Short-Term Bond Fund                          79399R939
Russell Common Trust Core Bond Fund                                79399Q956
Russell Common Trust International Equity Fund                     79399Q949
Russell Common Trust Real Estate Securities Fund                   79399Q980
Russell Common Trust Real Estate Equity Fund                       79399V914

                         FRANK RUSSELL AUSTRALIAN FUNDS

SECTOR FUNDS:
Russell Australian Shares Fund
Russell Australian Shares Aggressive Fund  Class A
Russell International Shares Fund  Class A
Russell International Shares Fund- AU$ Hedged Class A
Russell Australian Bond Fund  Class A
Russell Inflation Linked Bond Fund
Russell International Bond Fund- AU$ Hedged Class A
Russell Australian Property Securities Fund
Russell International Property Securities Fund - A$ Hedged
Russell Australian Cash Fund
Russell Australian Cash Enhanced Fund - Class B
Russell World Shares Fund
Russell World Bond Fund
Russell International Shares Index Fund - AU$ Hedged
Russell International Property Securities Fund - A$ Hedged
Russell International Shares Aggressive Fund
Russell New Zealand Shares Fund
Russell New Zealand Bond Fund
Russell International Shares Fund - $NZ Hedged
Russell Alternative Strategies Fund - A Hedged
Medapiri Unit Trust Domestic Equity (private equity)
Medapiri Unit Trust International Equity (private equity)

DIVERSIFIED FUNDS:
Russell Conservative Fund
Russell High Growth Fund
Russell Balanced Fund

                                       20

Russell Growth Fund
Russell Diversified 50 Fund

FOUNDATION FUNDS:
Foundation II Portfolio
Foundation IV Portfolio
Foundation VI Portfolio

VENTURA FUNDS:
Ventura Wholesale Capital Stable Fund
Ventura Wholesale Diversified 50 Fund
Ventura Wholesale Growth 70 Fund
Ventura Wholesale Australian Shares Fund
Ventura Wholesale International Shares Fund
Ventura Retail Capital Stable Fund
Ventura Retail Diversified 50 Fund
Ventura Retail Growth 70 Fund
Ventura Australian Opportunities Fund (wholesale)
Ventura Retail Australian Shares Fund
Ventura Retail International Shares Fund

POOLED SUPERANNUATION TRUST
SECTOR OPTIONS:
Russell Australian Shares Unit PST
Russell International Shares Unit PST
Russell International Shares Unit AU$ Hedged PST
Russell Australian Property Securities Unit PST
Russell Australian Bond Unit PST
Russell International Bond Unit AU$ Hedged Unit PST
Russell Inflation Linked Bond Unit PST
Russell Australian Cash Unit PST
Russell Australian Direct Property Portfolio Unit PST
Russell Australian Shares Aggressive Unit PST
Russell International Shares Aggressive Unit PST
Russell International Property Securities Unit - $A Hedged PST
Russell Emerging Market Unit PST
Russell Alternative Strategies Unit PST

DIVERSIFIED OPTIONS:
Russell Conservative Unit PST
Russell Diversified 50 Unit PST
Russell Balanced Unit PST
Russell Growth Fund PST
Russell High Growth Unit PST

INDEX OPTIONS:
Russell Balanced Index Unit PST
Russell Conservative Index Unit PST

                                       21

Russell Balanced Blended Unit PST
Russell Australian Shares Index Unit PST
Russell International Shares Index Unit PST

LIFEPOINTS OPTIONS:
Russell LifePoints 2010 Unit
Russell LifePoints 2020 Unit
Russell LifePoints 2030  Unit
Russell LifePoints 2040 Unit
Russell Single Manager Balanced Unit

NOTION FUNDS:
Bluescope option A
Bluescope option B
Bluescope option C
Bluescope option D
Onesteel PST option C
Onesteel Div 6 option C
BHP Billiton option A
BHP Billiton option B
BHP Billiton option C
BHP Billiton option D
BHP Billiton option E

                        FRANK RUSSELL DUBLIN BASED FUNDS

FRANK RUSSELL INVESTMENT COMPANY PLC:
Emerging Markets Equity Fund
Global Bond Fund
Japan Equity Fund
Pacific Basin Equity Fund
U.S. Bond Fund
U.S. Small Cap Equity Fund
U.S. Equity Fund Ireland
Continental European Equity Fund
U.K. Equity Fund
Sterling Bond Fund
Sterling Corporate Bond Fund
U.K. Index Linked Fund
UK Long Dated Gilt Fund
US Aggressive Equity Fund

FRANK RUSSELL INVESTMENT COMPANY II PLC:
Pan European Equity Fund
Global Bond (Euro Hedged) Fund
Euro Fixed Income Fund

                                       22

U.K. Quant Fund
U.S. Value
U.S Growth
U.S. Quant Fund
World Equity Fund
European Small Cap Equity
Global High Yield
The UK Equity Plus Fund

FRANK RUSSELL INVESTMENT COMPANY III PLC:
U.S. Dollar Cash Fund
U.S. Dollar Cash Plus Fund
The Euro Cash Fund
Sterling Cash Fund
Russell Active Currency Fund (Currency Fund III)

MULTI-STYLE, MULTI-MANAGER FUNDS PLC:
European Fixed Income Fund
European Small Cap Equity Fund
Global High Yield Fund
Global Bond Fund
Pan European Equity Fund
US Equity Fund
Japan Equity Fund
Pacific Basin (ex-Japan) Equity Fund
US Small Cap Equity Fund
Global Bond (Euro Hedged) Fund
Emerging Markets Equity Fund
Eurozone Aggressive Equity Fund
Global Real Estate Securities

CAYMAN TRUSTS:  (CHANGED FROM FRANK RUSSELL ASSET MGMT I & II; FRANK RUSSELL
INVESTMENT COMPANY LLC)

FR I US Equity Fund LP
FR II US Quant Fund LP
FR US Equity Small Cap (PKA)
Russell Currency II Fund
RIL US Small / Microcap Equity Fund

RUSSELL COMMON CONTRACTUAL FUND
FR MULTI-MANAGER PLC:
Growth Fund
Balanced Fund
Cautious Fund
Global Equity Fund (ex UK)
Global Equity Fund
Global 20 Multi-Manager Fund
Global 35 Multi-Manager Fund

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Global 50 Multi-Manager Fund
Global 70 Multi-Manager Fund
Global 90 Multi-Manager Fund

FRANK RUSSELL INSTITUTIONAL FUNDS PLC:
Hedged Global Bond Fund (Closed)
U.K. Balanced Fund
Growth Fund
Growth and Income Fund
Global Equity Fund

FRANK RUSSELL QUALIFYING INVESTOR FUND PLC:
The Balanced Fund (Closed)
The Cautious Plus Fund (Closed)
The Conservative Plus Fund (Closed)

FRANK RUSSELL ALTERNATIVE INVESTMENTS FUND PLC:
Alternative Strategies Fund

FRANK RUSSELL  ALTERNATIVE  STRATEGIES  FUND N1 (WAS FRANK  RUSSELL  ALTERNATIVE
STRATEGIES FUND PLC)
N1. (was Frank Russell Alternative Strategies Fund)

FRANK RUSSELL ALTERNATIVE STRATEGIES FUND J1 FEEDER:

FRANK RUSSELL ALTERNATIVE STRATEGIES FUND II PLC:
Alternative Strategies Fund II

RUSSELL ALTERNATIVE STRATEGIES FUND II J2 FEEDER:

RUSSELL ALPHA FUND PLC:
The Alpha Fund

RUSSELL ALPHA FUND N FEEDER:
Russell Alpha Fund N Feeder (only for Qualified  Institutional  Investors)  (the
"Trust")

FRIC-OMAM
US Growth Equity Fund
US Value Equity Fund
US Core Equity Fund
EAFE Concentrated Equity Fund
EAFE Equity Fund
US Core Bond Fund
Global Equity Fund
Global (ex US) Bond Fund
Global Bond Fund
Global Money Market Fund
Emerging Markets Equity Fund

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FRANK RUSSELL TRUSTS:
Frank Russell Multi Strategy Global Bond Fund
Currency Fund

FRANK RUSSELL UNIT TRUST:
The International Bond Fund

CDN - ETOILE MULTI GESTION EUROPE FUND:
CdN - Etoile Multi Gestion Europe Fund
CDN - Etoile Multi Gestion US Equity
CDN - Etoile Multi Gestion Global Bond Fund

INTEGRITAS MULTI MANAGER INVESTMENT FUND PLC:
Continental European Equity Fund
Japan Equity Fund
Emerging Markets Equity Fund
Pacific Basin Equity
Sterling Bond Fund
Euro Fixed Income
European Fixed Interest
Global Bond Fund
Sterling Corporate Bond Fund
US Bond Fund
U.K Index Linked Fund
U.S Small Cap Equity Fund
Global Equity Fund
The World Equity Fund

INTEGRITAS MULTI MANAGER FUND PLC:
The UK Equity Fund
US Equity Fund

ROBECO CAPITAL GROWTH FUND (WAS ROBECO MULTI-MANAGER ASIA PACIFIC FUND):
Robeco Asia Pacific Fund (was Robeco Far East Capital Growth Fund)

SCOTTISH WIDOWS MULTI-MANAGER FUNDS:
UK Equity Income Fund
UK Equity Focus Fund
UK Equity Growth Fund
International Equity Fund

PKN US JOINT EQUITY INVESTMENT TRUST
PKN US Joint Equity Investment Trust (Closed)

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                          SOVEREIGN INVESTMENT PROGRAM

SOVEREIGN POOLS:
Canadian Equity Pool
US Equity Pool
Overseas Equity Pool
Global Equity RSP Pool
Emerging Markets Equity Pool
Canadian Fixed Income Pool
Money Market Pool
Diversified Monthly Income Portfolio

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                            FRANK RUSSELL JAPAN FUNDS

RUSSELL  INVESTMENTS JAPAN CO., LTD.  (FORMERLY FRANK RUSSELL INVESTMENT (JAPAN)
LTD.):
MOTHER FUND:
Russell Japan Equity Mother Fund
Russell International Equity Mother Fund
Russell Global Bond Mother Fund
Russell International Bond Mother Fund
Russell Japan Bond Mother Fund
Russell Japan Equity Small Cap Mother Fund
Russell Japan Developing Managers and Products Mother Fund

BABY FUND:
Russell Japan Equity Fund I
Russell International Equity Fund I
Russell Global Bond Fund I
Russell Japan Bond Fund I
Russell International Bond Fund I A
Russell International Bond Fund I B
Russell Japan Equity Multi Manager Fund
Russell International Equity Multi Manager Fund

INSTITUTIONAL BABY FUND:
Russell Japan Equity Fund I-1  (Closed 04/22/02)
Russell Japan Equity Fund I-2
Russell International Equity Fund I-1
Russell International Equity Fund I-2
Russell International Equity Fund I-3 (Closed 06/27/02)
Russell International Equity Fund I-4 A
Russell International Equity Fund I-4 B
Russell International Bond Fund I-1
Russell Japan Bond Fund I-1
Russell Japan Bond Fund I-2
Russell Japan Bond Fund II
Russell Japan Equity Fund II
Russell International Equity Fund II
Russell International Bond Fund I-2
Russell International Bond Fund II A
Russell International Bond Fund II B
Russell Japan Bond Fund III
Russell International Bond Fund III A
Russell International Bond Fund III B
Russell Japan Equity Fund I-3
Russell Japan Equity Small Cap Fund I-1
Russell Japan Equity Small Cap Fund I-2
Russell Japan Equity Small Cap Fund I-3
Russell Japan Equity Fund I-4

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Russell Japan Developing Managers and Products Fund I-1

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